EXHIBIT 23(c)


                         [COOPERS & LYBRAND LETTERHEAD]



                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement on Form S-3 of First Washington Realty Trust, Inc. (the "Company"), of: (1) our report dated January 31, 1997, except for Note 16, as to which date is March 26, 1997, on our audits of the consolidated balance sheets of the Company as of December 31, 1996 and 1995 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996, and (2) our report, dated January 31, 1997, on our audits of the financial statements schedules of the Company, which report is included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.



                                                /s/ Coopers & Lybrand L.L.P.

                                                Coopers & Lybrand L.L.P.

Washington, D.C.
April 2, 1997